EXHIBIT 99.1

ACI WORLDWIDE EXTENDS EXPIRATION DATE FOR S1 EXCHANGE OFFER TO NOVEMBER 30, 2011
NEW YORK, October 31, 2011 — ACI Worldwide, Inc. (Nasdaq: ACIW) announced today that it has extended its exchange offer for all of the outstanding shares of common stock of S1 Corporation (Nasdaq: SONE) until 5:00 p.m., Eastern time, on Wednesday, November 30, 2011, unless further extended.
On October 3, 2011, ACI agreed to acquire S1 for approximately $360 million in cash and 5.8 million ACI shares. Under the terms of the transaction, S1 stockholders may elect to receive $10.00 in cash or 0.3148 shares of ACI stock for each S1 share they own, subject to proration, such that in the aggregate 33.8% of S1 shares are exchanged for ACI shares and 66.2% are exchanged for cash.
On October 28, 2011, ACI and S1 announced that they had received a request from the U.S. Department of Justice for additional information relating to ACI’s proposed acquisition of S1 under the Hart-Scott-Rodino Antitrust Improvements Act. The effect of the request is to extend the waiting period imposed by the HSR Act until 30 calendar days after ACI has substantially complied with the request, unless voluntarily extended or terminated sooner by the DOJ. The request is focused on the card payments business. In 2010, S1’s card payments business generated approximately $11.9 million of revenue in the United States.
The exchange offer is subject to various conditions, including the expiration or termination of the waiting period under the HSR Act and the absence of injunctions. Except for the extension of the exchange offer expiration date, all other terms and conditions of the exchange offer remain unchanged as of October 31, 2011.
As of October 28, 2011, 14,239,603 shares of S1 common stock had been validly tendered in, and not withdrawn from, the exchange offer, representing approximately 25.9% of the outstanding S1 shares.
Wells Fargo Securities, LLC is acting as financial advisor to ACI. Wells Fargo Bank, N.A. is acting as the exchange agent for the exchange offer. Jones Day is acting as legal advisor to ACI.
About ACI Worldwide
ACI Worldwide powers electronic payments for more than 800 financial institutions, retailers and processors around the world, with its broad and integrated suite of electronic payment software. More than 90 billion times each year, ACI’s solutions process consumer payments. On an average day, ACI software manages more than US$12 trillion in wholesale payments. And for more than 160 organizations worldwide, ACI software helps to protect their customers from financial crime. To learn more about ACI and understand why we are trusted globally, please visit www.aciworldwide.com. You can also find us on www.paymentsinsights.com or on Twitter @ACI_Worldwide.
Forward-Looking Statements
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The safe harbor provisions of the Private Securities Litigation Reform Act of 1995 do not apply to any forward-looking statements made in connection with an exchange offer.
We can give no assurance that such expectations will prove to have been correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of management. These risks and uncertainties include, but are not limited to, the following: (1) that a transaction with S1 may not be completed on a timely basis; (2) negative effects on our business or S1’s business resulting from the pendency of the proposed transaction; (3) that we may not achieve the synergies and other expected benefits within the expected time or in the amounts we anticipate; (4) that we may not be able to promptly and effectively integrate the merged businesses; and (5) that we may be required to divest assets in order to obtain regulatory approvals. Other factors that could materially affect our business and actual results of operations are discussed in our most recent 10-Ks and registration statement on Form S-4, as well as other filings with the SEC available at the SEC website at www.sec.gov.
Available Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. ACI has filed with the SEC a registration statement on Form S-4 containing a prospectus and other documents with respect to the proposed acquisition of S1 and mailed the prospectus to S1 shareholders. S1 has filed a Solicitation/Recommendation Statement on Schedule 14D-9, as amended, with the SEC. INVESTORS AND SECURITY HOLDERS OF S1 AND ACI ARE URGED TO READ THE APPLICABLE PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN AND WILL BE FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION.
Investors and security holders will be able to obtain free copies of the registration statement, prospectus and other documents filed with the SEC by ACI through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by ACI will be available free of charge on ACI’s internet website at www.aciworldwide.com or by contacting ACI’s Investor Relations Department at 646-348-6706.
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For more information contact
Media Contacts:
James Golden / Scott Bisang / Aaron Palash
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
Investor Contacts:
Art Crozier / Jennifer Shotwell / Scott Winter
Innisfree M&A Incorporated
(212) 750-5833
Tamar Gerber
Vice President, Investor Relations & Financial Communications
ACI Worldwide, Inc.
(646) 348- 6706